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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) July 15, 1997


                     MATZEL & MUMFORD MORTGAGE FUNDING, INC.
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             (Exact name of registrant as specified in its charter)


         NEW JERSEY                    33-98178               22-3382016
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(State or other jurisdiction          (Commission          (IRS Employer
of incorporation)                     File Number)        Identification No.)


  100 VILLAGE COURT, HAZLET, NEW JERSEY                    07730
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 (Address of principal executive offices)                 (Zip Code)


                                 (908) 888-1055
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              (Registrant's telephone number, including area code)


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Item 5. Other Events

Matzel & Mumford at Apple Ridge II, L.L.C.

     On July 15, 1997, Matzel & Mumford Mortgage Funding, Inc. (the "Funding Company") made a first mortgage loan to Matzel & Mumford at Apple Ridge II, L.L.C. ("White Oak") , the entity organized to develop, market and build a 17 lot subdivision known as Apple Ridge II located on Church Road in Wall, Monmouth County, New Jersey. Apple Ridge is conveniently located in the Route 34 and 35 corridor near major thoroughfares, and is in commuting distance from corporate office centers such as Waterford/Wedgewood and The Asbury Park Press.

The Funding Company has issued a loan commitment to Apple Ridge II in an amount of $1,000,000 for a first mortgage on seventeen building lots for acquisition and project overhead financing. On July 15th, the Funding Company advanced Apple Ridge II $650,960 which was used to close on the land. The remaining funds will be used for project overhead as costs are incurred. Repayment of the loan from Appple Ridge II to the Funding Company will come from proceeds when the land is sold to a third party purchaser.

Item 7(c). Exhibits.

     4(a) Indenture (including form of Notes), dated as of January 25, 1996, between Matzel & Mumford Funding, Inc. (the "Funding Company") and First Union National Bank, as Trustee (incorporated by reference to
          Exhibit 4(a) of Registration Statement on Form SB-2 of the Funding Company (registration No. 33-98178)

     4(b) Resolutions of the Board of Directors of the Funding Company respecting terms of Intermediate Term Secured Notes (incorporated by reference to Exhibit 4(b) of Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996 of the Funding Company.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.



                                         MATZEL & MUMFORD MORTGAGE
                                         FUNDING, INC.

Dated:  July 31, 1997                    By: /s/  ROGER MUMFORD
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                                            Roger Mumford
                                            President